UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 23, 2016

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Robert Half International Inc.
(Exact name of registrant as specified in its charter)
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Delaware	01-10427	94-1648752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2884 Sand Hill Road, Menlo Park, CA	94025
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (650) 234-6000
NO CHANGE
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
As part of the Company’s ongoing commitment to evaluating and improving its corporate governance practices, on March 23, 2016, the Board of Directors amended the Company’s By-Laws to implement plurality voting in contested director elections. Under the amendments approved by the Board (the “By-Law Amendments”), if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. Uncontested director elections will continue to be decided by a majority vote. For purposes of determining the vote on any matter, including election of directors, the shares deemed entitled to vote on that matter shall not include broker non-votes.
In addition to the implementation of plurality voting for contested director elections, the By-Law Amendments also clarify the location of the stockholder list to be made available to stockholders prior to each meeting of stockholders and provide that notice of each meeting of stockholders shall be given in a manner permitted by the Delaware General Corporation Law.
The foregoing description of the By-Law Amendments is qualified in its entirety by reference to the Amended and Restated By-Laws that are attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description

3.1	Amended and Restated By-Laws

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Robert Half International Inc.

Date: March 25, 2016	By:	/s/ EVELYN CRANE-OLIVER
	Name:	Evelyn Crane-Oliver
	Title:	Senior Vice President, Secretary & General Counsel